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                                                                    EXHIBIT 10.3

                          ORATEC INTERVENTIONS, INC.

                             EMPLOYMENT AGREEMENT
                             --------------------

     This Employment Agreement (the "Agreement") is dated as of July 14, 1997 by
                                     ---------
and between Kenneth W. Anstey ("Employee") and Oratec Interventions, Inc., a
                                --------
California corporation (the "Company").
                             -------

     1.   Employment Term.  The Company agrees to employ Employee, and Employee
          ---------------
agrees to be employed by the Company, under the terms and conditions set forth in this Agreement, for a period commencing on July 14, 1997 and ending July 13, 2001, unless such period is terminated earlier pursuant to Section 5 below (the "Initial Term"). This Agreement may be extended for additional one (1) year term(s) after the end of the Initial Term if Employee and the Company mutually agree in writing to such extension(s).

     2.   Duties.
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          (a)  Position.  Employee shall be employed as President and Chief
               --------
Executive Officer of the Company. In such capacity he shall report to and be subject to the direction and control of the Company's Board of Directors. Employee shall also continue to serve on, and be a member of, the Company's Board of Directors.

          (b)  Obligations to the Company.  Employee agrees to the best of his
               --------------------------
ability and experience that he will at all times loyally and conscientiously perform all of the duties and obligations required of and from Employee pursuant to the terms hereof. During the term of Employee's employment relationship with the Company, Employee further agrees that he will devote all of his business time and attention to the business of the Company, he will not render commercial or professional services of any nature to any person or organization, whether or not for compensation, without the prior written consent of the Company's Board of Directors, and he will not directly or indirectly engage or participate in any business that is competitive in any manner with the business of the Company. Nothing in this Agreement will prevent Employee from accepting speaking engagements in exchange for honoraria, from serving on boards of charitable organizations or on the boards of up to three for-profit corporations other than the Company (provided that Employee may serve on the boards of up to four such corporations until December 31, 1997), or from investing in other businesses provided he is not actively participating in any such business as a director, employee, independent contractor, partner, principal, agent or otherwise, and provided further that any such business is not competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), and no consent from the Company's Board of Directors shall be required for any such activities. Employee will comply with and be bound by the Company's operating policies, procedures and practices from time to time in effect during the term of Employee's employment.

     3.   At-Will Employment.  The Company and Employee acknowledge that
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Employee's employment is and shall continue to be at-will, as defined under applicable law, and that Employee's employment with the Company may be terminated by either party at any time for any or no reason, subject only to the specific provisions of this Agreement. If Employee's
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employment terminates for any reason, Employee shall not be entitled to any payments, benefits, damages, award or compensation other than as provided in this Agreement. The rights and duties created by this Section 3 may not be modified in any way except by a written agreement executed by Company's Board of Directors and Employee.

     4.   Compensation.  For the duties and services to be performed by Employee
          ------------
hereunder, the Company shall pay Employee, and Employee agrees to accept, the salary, bonuses stock options, and other benefits described below in this
Section 4 during the Initial Term.

          (a)  Salary.  Employee shall receive a monthly salary of $16,667
               ------
payable in two equal payments per month pursuant to the Company's normal payroll practices. The Base Salary shall be reviewed annually by the Company's Board of Directors or its Compensation Committee, and any adjustment will be effective as of the date determined appropriate by the Board of Directors or its Compensation Committee.

          (b)  Bonuses.  For each fiscal year of the Company during the Initial
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Term, Employee shall be eligible to receive a cash bonus of up to 40% of the
Base Salary. At such time as the Company completes an initial public offering of its Common Stock, the eligible bonus amount shall increase to 50% of the Base Salary. Such bonus shall be based on achievement of specified corporate and individual performance targets established by the Board of Directors or its Compensation Committee. The bonus shall be structured to provide for a portion of the bonus to be earned upon partial achievement of the targets, and to provide for an overachievement bonus upon achieving results in excess of the targets, in each case based on a formula to be determined by the Board of Directors or its Compensation Committee.

          (c)  Stock Options.  In connection with the commencement of Employee's
               -------------
employment, the Board of Directors shall grant to Employee an option to purchase 420,000 shares of the Company's Common Stock (the "Shares"). The option shall
                                                   ------
be granted with an exercise price equal to the fair market value on the date of the grant. The option shall become exercisable during Employee's employment at the rate of six forty-eighths (6/48) of the Shares six (6) months after the Vesting Commencement Date and one-forty-eighth (1/48) of the Shares at the end of each calendar month thereafter. The Vesting Commencement Date shall be the date on which Employee commences his employment with the Company. Notwithstanding the above, in the event that (i) Employee's employment is terminated by the Company or a successor other than for Cause (as defined in Section 6 below), or (ii) Employee's job duties, responsibilities and requirements are materially reduced or changed such that they are inconsistent with Employee's prior duties, responsibilities and requirements, in either case in connection with, or as a result of, a Change of Control (as defined in Section 8 below), one hundred percent (100%) of the option has not yet become exercisable shall become exercisable on the effective date of such termination, reduction or change. The option will be an incentive stock option to the maximum extent allowed by the Internal Revenue Code of 1986, as amended, and will be subject to the terms of the Company's 1995 Stock Plan and the Stock Option Agreement between Employee and the Company. Subject to the discretion of the Company's Board of Directors, Employee shall be eligible to receive additional grants of stock options from

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time to time in the future, on such terms and subject to such conditions as the
Board of Directors shall determine as of the date of any such grant.

          (d)  Employee Benefits.  Employee shall be entitled to participate, to
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the extent he is eligible under the terms and conditions thereof, in any medical insurance plans, 401(k) plans, deferred compensation plans, life insurance plans, vacation, retirement or other employee benefit plans which are generally available to executives of the Company or are available to senior executives or a select group of executives of the Company and which may be in effect from time to time during Employee's employment with the Company. The Company shall be under no obligation to institute or continue the existence of any employee benefit plan described herein and may from time to time amend, modify or terminate any such employee benefit plan.

          (e)  Relocation.  Upon submission of appropriate receipts, the Company
               ----------
shall reimburse Employee for the following relocation expenses incurred during Employee's employment with the Company:

                    (i) Closing costs incurred on the sale of Employee's apartment in Boston if such sale occurs within two (2) years of commencement of Employee's employment with the Company;

                    (ii) Closing costs incurred on the purchase of a new residence for Employee in California if such purchase occurs within two (2) years of commencement of Employee's employment with the Company;

                    (iii) All reasonable out-of-pocket moving expenses incurred by Employee in moving to a new residence in California;

                    (iv) Reasonable travel expenses for up to three (3) househunting trips for Employee and his family, including transportation, accommodations and reasonable expenses for meals and other incidentals; and

                    (v) Housing expenses in California for Employee and his family for up to ninety (90) days after commencement of Employee's employment with the Company until Employee moves into a new residence in California.

          Employee shall be responsible for the payment of any taxes payable under applicable tax law on the relocation payments payable under this section 4(e).

          (f)  Car Allowance.   The Company shall provide to Employee a car
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allowance of $500 a month.  Employee shall be responsible for the payment of any taxes payable under applicable tax law on such allowance.

          (g)  Reimbursement of Expenses.  Employee shall be authorized to incur
               -------------------------
on behalf and for the benefit of, and shall be reimbursed by, the Company for reasonable expenses, provided that such expenses are substantiated in accordance with Company policies.

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     5.   Termination of Employment and Severance Benefits.
          ------------------------------------------------

          (a)  Termination of Employment.  This Agreement may be terminated upon
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the occurrence of any of the following events:

               (i) The date written notice is delivered to Employee by the Company stating that the Company terminating Employee for Cause (as defined in
Section 6 below) ("Termination for Cause"); provided that nothing contained in
                   ---------------------
this Section 5(a)(i) shall limit or otherwise modify Employee's right to contest in the manner set forth in Section 15(h) below the Company's determination that such termination is for Cause (as defined in Section 6 below).

               (ii) The date written notice is delivered to Employee by the Company stating that the Company is terminating Employee without Cause, which determination may be made by the Company at any time at the Company's sole discretion, for any or no reason ("Involuntary Termination");
                                   -----------------------

               (iii) The date written notice is delivered to the Company by Employee stating that Employee is electing to terminate his employment with the Company ("Voluntary Termination"); or
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               (iv)  Following Employee's death or disability (as defined in
Section 9 below).

          (b)  Severance Benefits.  Employee shall be entitled to receive
               ------------------
severance benefits upon termination of employment only as set forth in this
Section 5(b):

               (i)   Termination for Cause. If Employee's employment is
                     ---------------------
terminated for Cause, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment and Employee's benefits will be continued under the Company's then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law.

               (ii)  Involuntary Termination. If Employee's employment is
                     -----------------------
terminated as a result of an Involuntary Termination other than for Cause (as defined in Section 6 below) and other than by reason of Employee's Voluntary Termination, Employee will be entitled to receive a severance payment equal to twelve (12) months of the Base Salary plus the amount of Employee's target bonus for the fiscal year in which the termination occurs to the extent that the bonus has been earned as of such date, as determined by the Board of Directors or its Compensation Committee based upon the specific corporate and individual performance targets established for such fiscal year. Such payment shall be reduced by applicable income and employment taxes and shall be made in two equal installments as follows: (i) one-half within seven (7) days of the effective date of the termination, and (ii) one-half on the six-month anniversary thereof. Health insurance benefits with the same coverage provided to Employee prior to the termination and in all other respects significantly comparable to those in place immediately prior to the termination will be provided at the Company's cost for a period of

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twelve (12) months through reimbursement of premiums paid by Employee for such coverage (which coverage shall be provided pursuant to the terms of the Consolidated Omnibus Reconciliation Act of 1985, as amended, ("COBRA") once available to employees of the Company). In addition, the stock option held by Employee that is unexercisable as of the date of such termination shall become exercisable on the effective date of such termination with respect to fifty percent (50%) of the Shares (as defined in Section 4(c) above) subject to such unexercisable option. As a condition of, and in exchange for, the receipt of such severance benefits, Employee shall execute and deliver to the Company (and remain in full compliance with): (i) a Settlement Agreement and Release of Claims in a form satisfactory to the Company; and (ii) a resignation from all of Employee's positions with the Company, including from the Board of Directors and any committee thereof on which Employee serves, in a form satisfactory to the Company.

               (iii) Voluntary Termination. If Employee's employment terminates
                     ---------------------
by Voluntary Termination, then Employee shall not be entitled to receive payment of any severance benefits. Employee will receive payment(s) for all salary and unpaid vacation accrued as of the date of Employee's termination of employment plus the amount of Employee's target bonus for the fiscal year in which the termination occurs to the extent that the bonus has been earned as of such date, as determined by the Board of Directors or its Compensation Committee based upon the specific corporate and individual performance targets established for such fiscal year. In addition, Employee's benefits will be continued under the Company's then existing benefit plans and policies to the extent, if any, provided for under such plans and policies in effect on the date of termination and in accordance with applicable law.

               (iv) Termination by Reason of Death or Disability. In the event
                    --------------------------------------------
that Employee's employment with the Company terminates as a result of Employee's death or Disability (as defined in Section 9 below), Employee or Employee's estate or representative will receive all salary and unpaid vacation accrued as of the date of Employee's death or Disability and any other benefits payable under the Company's then existing benefit plans and policies in accordance with such plans and policies in effect on the date of death or Disability and in accordance with applicable law. In addition, Employee's estate or representative will receive the amount of Employee's target bonus for the fiscal year in which the death or Disability occurs to the extent that the bonus has been earned as of the date of Employee's death or Disability, as determined by the Board of Directors or its Compensation Committee based on the specific corporate and individual performance targets established for such fiscal year.

     6.   Definition of Cause.  For purposes of this Agreement, "Cause" for
          -------------------                                    -----
Employee's termination will exist at any time after the happening of one or more of the following events, in each case as determined in good faith by the Company's Board of Directors:

          (a)  Employee's

               (i) willful misconduct or gross negligence in performance of his duties hereunder, or

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               (ii) refusal to comply in any material respect with the legal directives of the Company's Board of Directors so long as such directives are not inconsistent with the Employee's position and duties,

which is not remedied (if remediable) within twenty (20) working days after written notice from the Company's Board of Directors, which written notice shall state that failure to remedy such conduct may result in Termination for Cause;

          (b)  Employee's deliberate attempt to do an injury to the Company;

          (c) Employee's conduct, dishonest, fraudulent or otherwise, that materially discredits the Company or is materially detrimental to the reputation of the Company;

          (d) Employee's conviction of a felony or a crime involving moral turpitude causing material harm to the standing and reputation of the Company; or

          (e) Employee's material breach of any element of the Company's Proprietary Information Agreement, including without limitation, Employee's theft or other misappropriation of the Company's proprietary information.

     7.   Definition of Involuntary Termination. For purposes of this Agreement,
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"Involuntary Termination" shall include (a) any termination by the Company other
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than for Cause, (b) any reduction in Employee's base salary except as part of a general salary reduction applicable to all of the Company's executive officers, and (c) any Voluntary Termination by Employee following a material reduction or change in job duties, responsibilities and requirements inconsistent with Employee's position with the Company and Employee's prior duties, responsibilities, and requirements or a change in Employee's reporting relationship such that Employee is no longer reporting to the Company's Board of Directors, provided that, in the case of subsection (c), Employee provides written notice to the Company within thirty (30) days of the effective date of such reduction or change.

     8.   Definition of Change of Control.  For purposes of this Agreement, a
          -------------------------------
"Change of Control" shall mean the occurrence of any of the following events:
------------------
(i) an acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation but excluding any merger effected exclusively for the purpose of changing the domicile of the Company), or (ii) a sale of all or substantially all of the assets of the Company (collectively, a "Merger"), so long as in either case (x) the Company's shareholders of record immediately prior to such Merger will, immediately after such Merger, hold less than fifty percent (50%) of the voting power of the surviving or acquiring entity, or (y) the Company's shareholders of record immediately prior to such Merger will, immediately after such Merger, hold less than sixty percent (60%) of the voting power of the surviving or acquiring entity and a majority of the members of the Board of Directors of the surviving or acquiring entity immediately after such Merger were not members of the Board of Directors of the Company immediately prior to such Merger.

     9.   Definition of Disability. For purposes of this Agreement, "Disability"
          ------------------------                                   ----------
shall mean that Employee has been unable to perform his duties hereunder as the result of his

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incapacity due to physical or mental illness, and such inability, which continues for at least 120 consecutive calendar days or 150 calendar days during any consecutive twelve-month period, if shorter, after its commencement, is determined to be total and permanent by a physician selected by the Company and its insurers and acceptable to Employee or to Employee's legal representative (with such agreement on acceptability not to be unreasonably withheld).

     10.  Proprietary Agreement.  Employee shall sign a Proprietary Information
          ---------------------
Agreement (the "Proprietary Agreement") in the form attached hereto as Exhibit
                ---------------------                                  -------
A. Employee hereby agrees to continue to abide by the terms of the Proprietary Agreement and further agrees that the provisions of the Proprietary Agreement shall survive any termination of this Agreement or of Employee's employment relationship with the Company.

     11.  Noncompetition Covenant.  Employee hereby agrees that he shall not,
          -----------------------
during the term of his employment pursuant to this Agreement and for six (6) months thereafter, without the prior written consent of the Company's Board of Directors, participate in any business or activity (as a director, employee, independent contractor, partner, principal, agent, shareholder or otherwise) which is competitive with the business conducted by the Company (as conducted now or during the term of Employee's employment), nor engage in any other activities that conflict with Employee's obligations to the Company.

     12.  Nonsolicitation Covenant.  Employee hereby agrees that he shall not,
          ------------------------
during the term of his employment pursuant to this Agreement and for twelve (12) months thereafter, do any of the following, directly or indirectly, without the prior written consent of the Company's Board of Directors:

          (a)  Solicit Business.  Solicit or influence or attempt to influence
               ----------------
any client, customer or other person either directly or indirectly, to direct his or its purchase of the Company's products and/or services to any person, firm, corporation, institution or other entity in competition with the business of the Company; and

          (b)  Solicit Personnel.  Solicit, induce, recruit or encourage any
               -----------------
person employed by the Company to terminate or otherwise cease his employment with the Company. This Section 12(b) is to be read in conjunction with Section 7 of the Confidentiality Agreement executed by Employee.

     13.  Limitation on Stock Option Acceleration Benefit.  In the event that
          -----------------------------------------------
the stock option acceleration benefits provided for in this Agreement to the Employee (i) constitute "parachute payments" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's acceleration benefits under Section 4(c) shall be payable either:

               (a)  in full, or

(b) as to such lesser amount which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code, whichever of the foregoing amounts, taking into

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account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of benefits under Section 4(c), notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 13 shall be made in writing by independent public accountants appointed by the Employee and reasonably acceptable to the Company (the "Accountants"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this Section 13, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 13.

     14.  Conflicts.  Employee represents that his performance of all the terms
          ---------
of this Agreement will not breach any other agreement to which Employee is a party. Employee has not, and will not during the term of this Agreement, enter into any oral or written agreement in conflict with any of the provisions of this Agreement. Employee further represents that he is entering into or has entered into an employment relationship with the Company of his own free will.

     15.  Miscellaneous Provisions.
          ------------------------

          (a)  No Duty to Mitigate.  Employee shall not be required to mitigate
               -------------------
the amount of any payment contemplated by this Agreement (whether by seeking new employment or in any other manner), nor, except as otherwise provided in this Agreement, shall any such payment be reduced by any earnings that Employee may receive from any other source.

          (b)  Amendments and Waivers. Any term of this Agreement may be amended
               ----------------------
or waived only with the written consent of the parties.

          (c)  Sole Agreement.  This Agreement, including any Exhibits hereto,
               --------------
constitutes the sole agreement of the parties and supersedes all oral negotiations and prior writings with respect to the subject matter hereof.

          (d)  Notices. Any notice required or permitted by this Agreement shall
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be in writing and shall be deemed sufficient upon receipt, when delivered personally or by a nationally-recognized delivery service (such as Federal Express or UPS), or forty-eight (48) hours after being deposited in the U.S. mail as certified or registered mail with postage prepaid, if such notice is addressed to the party to be notified at such party's address as set forth below or as subsequently modified by written notice.

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          (e)  Choice of Law.  The validity, interpretation, construction and
               -------------
performance of this Agreement shall be governed by the laws of the State of California, without giving effect to the principles of conflict of laws.

          (f)  Severability.  If one or more provisions of this Agreement are
               ------------
held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of the Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of the Agreement shall be enforceable in accordance with its terms.

          (g)  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

          (h)  Arbitration.   Any dispute or claim arising out of or in
               -----------
connection with this Agreement shall be finally settled by binding arbitration in San Mateo County, California in accordance with the rules of the American Arbitration Association applicable to commercial arbitration by one arbitrator appointed in accordance with said rules. The arbitrator shall apply California law, without reference to rules of conflicts of law or rules of statutory arbitration, to the resolution of any dispute. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph, without breach of this arbitration provision. This Section 15(h) shall not apply to the Proprietary Agreement.

          (i)  Advice of Counsel Each Party to this Agreement acknowledges that,
               -----------------
in executing this Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this Agreement. This Agreement shall not be construed against any party by reason of the drafting of preparation hereof.

                           [SIGNATURE PAGE FOLLOWS]

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     The parties have executed this Agreement the date first written above.

                              ORATEC INTERVENTIONS, INC.


                              By: /s/ Hugh Sharkey
                                 ________________________________


                              Title:_____________________________

                              Address: 3700 Haven Court
                                       Menlo Park, CA  94025



                              KENNETH W. ANSTEY


                              Signature: /s/ Kenneth W. Anstey
                                        -------------------------

                              Address:___________________________
                                      ___________________________

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